Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 27, 2026, relating to the financial statements and financial highlights of USCF Midstream Energy Income Fund and USCF Dividend Income Fund and the consolidated financial statements and financial highlights of USCF SummerHaven Dynamic Commodity Strategy No K-1 Fund, USCF Gold Strategy Plus Income Fund, USCF Energy Commodity Strategy Absolute Return Fund, and USCF Sustainable Commodity Strategy Fund, USCF Oil Plus Bitcoin Strategy Fund, each a series of USCF ETF Trust, which are included in Form N-CSR for the year or period ended June 30, 2026, and to the references to our firm under the headings “Other Service Providers”, “Financial Highlights”, and “Consolidated Financial Highlights” in the Prospectuses and “Other Service Providers” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

October 28, 2026